SUBSIDIARIES OF THE COMPANY
                        ___________________________



     Name of Subsidiary                     State of Incorporation
     __________________                     ______________________
Environmental Transportation                      Oklahoma
   Services, Inc.

Environmental Field Services, Inc.                Oklahoma

BMH Materials, Inc.                               Texas

Compliance Training Services, Inc.                Tennessee
  (formerly E.T.S. Drivers, Inc.)




































BALL:\A-C\AMETECH\10K\1996\SUB.LST
